Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 18, 2001 among:  Dollar General Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Tennessee; Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; Dollar General Intellectual Property, L.P., a Vermont limited partnership; and The Greater Cumberland Insurance Company, a Vermont corporation (collectively, the "Existing Guarantors"); Dolgencorp of New York, Inc., a Kentucky corporation and Dollar General Stores, Ltd., a Kentucky limited partnership (collectively, the "Additional Guarantors" and, together with the Existing Guarantors, the "Guarantors"); and First Union National Bank, a national banking association, as trustee (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 21, 2000, as amended by that certain First Supplemental Indenture dated as of July 28, 2000, providing for the issuance of an aggregate principal amount of $200,000,000 of 8 5/8% Notes due June 15, 2010 (the "Notes");

WHEREAS, Section 4.06 and Article X of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.

Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

Agreement to Guarantee.  Each Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.  Each Additional Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  Each such Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture.  Each such Guarantee shall remain in full force and effect irrespective of the release of the Guarantee of any Guarantor other than the Additional Guarantor making the Guarantee as provided in Section 10.04 of the Indenture.

3.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release form a part of the consideration for issuance of the Notes and the Guarantees.

4.

Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5.

Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.

The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by each Additional Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DOLGENCORP OF NEW YORK, INC.

By: /s/ Larry K. Wilcher_______________

Name:

Larry K. Wilcher

Title:

Secretary

DOLLAR GENERAL STORES, LTD.

By: Dolgencorp, Inc., its general partner

By: /s/ Larry K. Wilcher   _____________

Name:

Larry K. Wilcher

Title:

Secretary

DOLLAR GENERAL CORPORATION

By: /s/ Wade Smith___________________

Name:

Wade Smith

Title:

Treasurer

DOLGENCORP, INC.

By: /s/ Wade Smith___________________

Name:

Wade Smith

Title:

Treasurer

DOLGENCORP OF TEXAS, INC.

By: /s/ Wade Smith___________________

Name:

Wade Smith

Title:

Treasurer

DG LOGISTICS, LLC

By:  Dolgencorp, Inc., its Managing Member

      By: /s/ Wade Smith_________________

     Name:

Wade Smith

     Title:

Treasurer

DADE LEASE MANAGEMENT, INC.

By: /s/ Wade Smith____________________

Name:

Wade Smith

Title:

Treasurer

DOLLAR GENERAL PARTNERS

By:  Dolgencorp, Inc., a general partner

      By: /s/ Wade Smith_________________

     Name:

Wade Smith

     Title:

Treasurer

By: Dade Lease Management, Inc., a general partner

      By: /s/ Wade Smith_________________

     Name:

Wade Smith

     Title:

Treasurer

By: Dollar General Financial, Inc., a general partner

      By: /s/ Wade Smith_________________

     Name:

Wade Smith

     Title:

Treasurer

DOLLAR GENERAL FINANCIAL, INC.

By: /s/ Wade Smith____________________

Name:

Wade Smith

Title:

Treasurer

NATIONS TITLE COMPANY, INC.

By: /s/ Larry K. Wilcher________________

Name:

Larry K. Wilcher

Title:

Secretary

DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.

By:  Dade Lease Management, Inc., its General Partner

By: /s/ Wade Smith____________________

Name:

Wade Smith

Title:

Treasurer

THE GREATER CUMBERLAND INSURANCE COMPANY

By: /s/ Larry K. Wilcher_______________

Name:

Larry K. Wilcher

Title:

Secretary

FIRST UNION NATIONAL BANK,

    as Trustee

By: /s/ Greta Wright_________________

Name:

Greta Wright

Title:

Vice President